Exhibit 99.1

                              FJF FINANCIAL, M.H.C.

                   PROPOSED LETTERS/QUESTION & ANSWER BROCHURE


                                      INDEX
                                      -----


 1.   Dear Member Letter including IRA or Qualified Plan *

 2.   Dear Member Letter for Non Eligible States

 3.   Dear Friend Letter - Eligible Account Holders who are no longer Members *

 4.   Dear Potential Investor Letter *

 5. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing *

 6.   Proxy Request

 7.   Proxy and Stock Question and Answer Brochure *

 8.   Mailing Insert/Lobby Poster

 9.   Invitation Letter - Informational Meetings

10. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

11.    Dear Shareholder - Confirmation Letter

12.    Dear Interested Investor - No Shares Available Letter

13.    Welcome Shareholder Letter - For Initial Certificate Mailing

14.    Dear Interested Subscriber Letter - Subscription Rejection

15. Letter for Sandler O'Neill Mailing to Clients *

            *     Accompanied by a Prospectus

            Note: Items 1 through 8 are produced by the Financial Printer and Items 9 through 15 are produced by the Stock Center.

           [Roxborough-Manayunk Federal Savings Bank, A Subsidiary of
                             FJF Financial, M.H.C.]

Dear Member:

The Boards of Directors of Roxborough-Manayunk Federal Savings Bank (the "Bank"), FJF Financial, M.H.C. (the "MHC") and Thistle Group Holdings, Co. (the "Mid-Tier Holding Company"), have voted unanimously in favor of a Plan of Conversion and Reorganization (the "Plan of Conversion"). As part of this plan, we have formed Thistle Group Holdings, Co. (the "Company") which will own all of the Mid-Tier Holding Company Common Stock. Pursuant to the Plan of Conversion, the existing stockholders of the Mid-Tier Holding Company (other than the MHC) will be issued shares of the Company Common Stock in exchange for their shares of Mid-Tier Holding Company Common Stock ( the "Exchange Shares"). The Exchange Shares will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Mid-Tier Holding Company. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is offering up to X,XXX,XXX shares of Common Stock to the Bank's members, the Mid-Tier Holding Company stockholders and members of the public. We are converting so that the Company will be structured in a form used by most other holding companies of commercial banks, many business entities, and a growing number of savings institutions

To accomplish the Conversion and Reorganization, your participation is extremely important. On behalf of the Boards, I ask that you help us meet our goal by reading the enclosed Proxy Statement and Question and Answer Brochure and then casting your vote in favor of the Plan of Conversion, and mailing your signed proxy card immediately in the _______ postage-paid envelope provided marked "PROXY RETURN". Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Bank acts as trustee and we do not receive a proxy from you, the Bank intends, as trustee for such account, to vote for the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

            o Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

            o Existing deposit accounts and loans will not undergo any change as a result of the Conversion and Reorganization.

            o Voting for approval will not obligate you to buy any shares of Common Stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of Thistle Group Holdings, Co.'s Common Stock on a priority basis, before the stock is offered to the general public. The enclosed Proxy Statement and Prospectus describes the stock offering and the operations of Roxborough- Manayunk Federal Savings Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it to Roxborough-Manayunk Federal Savings Bank in the enclosed [COLOR] postage-paid envelope marked "STOCK ORDER RETURN", or return it to any branch office of Roxborough-Manayunk Federal Savings Bank. Your order must be physically received no later than 12:00 noon Philadelphia time on Day, Month X, 199X. Please read the Prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or Qualified Plan maintained at the Bank to subscribe for Common Stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than the Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our Stock Center at (215) 483-4212. The Stock Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Stock Center will be closed from 12:00 noon DAY, MONTH DATE, 199X, through 12 noon DAY, MONTH DATE, 199X, in observance of the _________________ holiday.

                                                     Sincerely,

                                                     Signature
                                                     Title

The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#1

           [Roxborough-Manayunk Federal Savings Bank, A Subsidiary of
                             FJF Financial, M.H.C.]

Dear Member:

The Boards of Directors of Roxborough-Manayunk Federal Savings Bank (the "Bank"), FJF Financial, M.H.C. (the "MHC") and Thistle Group Holdings, Inc. (the "Mid-Tier Holding Company") have voted unanimously in favor of a Plan of Conversion and Reorganization (the "Plan of Conversion"). As part of this plan, we have formed Thistle Group Holdings, Co. (the "Company") which will own all of the Mid-Tier Holding Company Common Stock. Pursuant to the Plan of Conversion, the existing stockholders of the Mid-Tier Holding Company (other than the MHC) will be issued shares of the Company Common Stock in exchange for their shares of Mid-Tier Holding Company Common Stock ( the "Exchange Shares"). The Exchange Shares will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Mid-Tier Holding Company. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is offering up to X,XXX,XXX shares of Common Stock to the Bank's members, the Mid-Tier Holding Company's stockholders and members of the public. We are converting so that the Company will be structured in a form used by most other holding companies of commercial banks, many business entities, and a growing number of savings institutions.

To accomplish the Conversion and Reorganization, your participation is extremely important. On behalf of the Boards, I ask that you help us meet our goal by reading the enclosed Proxy Statement and Question and Answer Brochure and then casting your vote in favor of the Plan of Conversion, and mailing your signed proxy card immediately in the _______ postage-paid envelope provided marked "PROXY RETURN". Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Bank acts as trustee and we do not receive a proxy from you, the Bank intends, as trustee for such account, to vote for the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

           o Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

           o Existing deposit accounts and loans will not undergo any change as a result of the Conversion and Reorganization.

We regret that we are unable to offer you Common Stock in the Subscription and Community Offerings, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued Common Stock of Thistle Group Holdings, Co., or (2) an agent of the Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Center at (215) 483-4212. The Stock Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Stock Center will be closed from 12:00 noon DAY, MONTH DATE, 199X, through 12 noon DAY, MONTH DATE, 199X, in observance of the _________________ holiday.

                                                    Sincerely,


                                                    Signature
                                                    Title



The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.




#2

           [Roxborough-Manayunk Federal Savings Bank, A Subsidiary of
                             FJF Financial, M.H.C.]



Dear Friend:

The Boards of Directors of Roxborough-Manayunk Federal Savings Bank (the "Bank"), FJF Financial, M.H.C. (the "MHC") and Thistle Group Holdings, Inc. (the "Mid-Tier Holding Company") have voted unanimously in favor of a Plan of Conversion and Reorganization (the "Plan of Conversion"). As part of this plan, we have formed Thistle Group Holdings, Co. (the "Company") which will own all of the Mid-Tier Holding Company Common Stock. Pursuant to the Plan of Conversion, the existing stockholders of the Mid-Tier Holding Company (other than the MHC) will be issued shares of the Company Common Stock in exchange for their shares of Mid-Tier Holding Company Common Stock ( the "Exchange Shares"). The Exchange Shares will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Mid-Tier Holding Company. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is offering up to X,XXX,XXX shares of Common Stock to the Bank's members, the Mid-Tier Holding Company's stockholders and members of the public. We are converting so that the company will be structured in a form used by most other holding companies of commercial banks, many business entities, and a growing number of savings institutions.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Thistle Group Holdings, Co.'s Common Stock without commission or fee on a priority basis, before the stock is offered to the general public. The enclosed Prospectus describes the stock offering and the operations of Roxborough-Manayunk Federal Savings Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it to Roxborough-Manayunk Federal Savings Bank in the enclosed [COLOR] postage-paid envelope marked "STOCK ORDER RETURN", or return it to any branch office of Roxborough-Manayunk Federal Savings Bank. Your order must be physically received no later than 12:00 Noon Philadelphia Time on DAY, MONTH XX, 199X. Please read the Prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Center at (215) 483-4212. The Stock Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m. Please note that the Stock Center will be closed from 12:00 noon DAY, MONTH DATE, 199X, through 12 noon DAY, MONTH DATE, 199X, in observance of the _________________ holiday.

                                                 Sincerely,


                                                 Signature
                                                 Title



















The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#3

                          [THISTLE GROUP HOLDINGS, CO.]




Dear Potential Investor:


We are pleased to provide you with the enclosed material in connection with the Conversion and Reorganization of Roxborough-Manayunk Federal Savings Bank (the
"Bank") FJF Financial, M.H.C., the Mutual Holding Company and Thistle Group Holdings, Inc., the Mid-Tier Holding Company into the stock holding company structure.

This information packet includes the following:

   PROSPECTUS: This document provides detailed information about the Bank's operations, the proposed stock offering by Thistle Group Holdings, Co., the holding company formed by the Bank to become the Bank's parent company upon completion of the Conversion and Reorganization. Please read it carefully prior to making an investment decision.

   QUESTION AND ANSWER BROCHURE: This answers commonly asked questions about the stock offering.

   STOCK ORDER AND CERTIFICATION FORMS: Use these forms to subscribe for stock and return them together with your payment in the postage-paid envelope provided. The deadline to subscribe for stock is 12:00 noon, Philadelphia Time on Day, Month Date, 199X.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions regarding the Conversion and Reorganization or the Prospectus, please call our Stock Center at (215) 483-4212. The Stock Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Stock Center will be closed from 12:00 noon DAY, MONTH DATE, 199X, through 12 noon DAY, MONTH DATE, 199X, in observance of the _________________ holiday.

                                                Sincerely,




                                                Signature
                                                Title










The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#4

                  [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]






Dear Customer:


At the request of Roxborough-Manayunk Federal Savings Bank, (the "Bank") FJF Financial, M.H.C.(the "MHC") and Thistle Group Holdings, Inc. (the "Mid-Tier Holding Company") we have enclosed material regarding the offering of Common Stock by Thistle Group Holdings, Co. the holding company formed by the Bank to become the Bank's parent company. This material is offered in connection with the Conversion and Reorganization of the Bank , the MHC and the Mid-Tier Holding Company. These materials include a Prospectus and stock order and certification forms which offer you the opportunity to subscribe for shares of Common Stock of Thistle Group Holdings, Co.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed stock order form and signed certification form along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at Roxborough-Manayunk Federal Savings Bank) no later than 12:00 noon, Philadelphia Time on Month Date, 199X in the accompanying postage-paid envelope. If you have any questions after reading the enclosed material, please call the Stock Center at (215) 483-4212 and ask for a Sandler O'Neill representative. The Stock Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Stock Center will be closed from 12:00 noon DAY, MONTH DATE, 199X, through 12 noon DAY, MONTH DATE, 199X, in observance of the _________________ holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.



                                             Sincerely,




                                             Sandler O'Neill & Partners, L.P.









The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Enclosure


#5

                LOGO: [ROXBOROUGH-MANAYUNK FEDERAL SAVINGS BANK]

                                 A SUBSIDIARY OF

                              FJF FINANCIAL, M.H.C.



                             P R O X Y R E Q U E S T

                               WE NEED YOUR VOTE!



DEAR CUSTOMER:

YOUR VOTE ON OUR PLAN OF CONVERSION AND REORGANIZATION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY.


REMEMBER:            VOTING FOR THE PLAN OF CONVERSION  DOES NOT OBLIGATE YOU TO
                     BUY STOCK. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED
                     THE PLAN OF  CONVERSION,  AND URGES YOU TO VOTE IN FAVOR OF
                     IT. YOUR  DEPOSIT  ACCOUNTS OR LOANS WITH THE BANK WILL NOT
                     BE AFFECTED IN ANY WAY.  DEPOSIT  ACCOUNTS WILL CONTINUE TO
                     BE FEDERALLY INSURED.


A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR STOCK CENTER AT (215) 483-4212, MONDAY THROUGH FRIDAY, BETWEEN THE HOURS OF 10:00 A.M. AND 4:00 P.M.

IF YOU HAVE MORE THAN ONE ACCOUNT YOU MAY RECEIVE MORE THAN ONE PROXY.

PLEASE VOTE TODAY BY RETURNING ALL PROXY CARDS RECEIVED.
                               ---

                                                  SINCERELY,


                                                  FJF FINANCIAL, M.H.C.







#6

                                       7-1

                              QUESTIONS AND ANSWERS


                                   Background

Roxborough-Manayunk is a federally-chartered stock savings association, which was originally chartered as a mutual savings association known as Roxborough-Manayunk Federal Savings and Loan Association (the "Association") on May 3, 1939, at which time the Association's accounts were insured by the Federal Savings and Loan Insurance Corporation ("FSLIC") and currently the SAIF. In 1939, the Association became a member of the FHLB System. On December 31, 1992, the Association reorganized from a mutual savings association into a mutual holding company named FJF Financial, M.H.C. and chartered a new stock savings bank named Roxborough- Manayunk Federal Savings Bank. On October 1, 1997 the Bank formed a middle-tier stock holding company (Thistle Group) whereby the Bank became a wholly-owned subsidiary of the Mid-Tier Holding Company, which in turn is over 80% owned by the Mutual Holding Company.


                        The Conversion and Reorganization

The Boards of Directors of the Mid-Tier Holding Company, the Bank and the MHC have unanimously adopted a Plan, whereby the Mid-Tier Holding Company will become a federal holding company then convert to an interim federal stock savings bank and merge with and into the Bank with the Bank as the survivor. Next, the Mutual Holding Company will convert to an interim Federal stock savings bank and merge with and into the Bank, pursuant to which the Mutual Holding Company will cease to exist and the shares of Mid-Tier Common Stock held by the Mutual Holding Company will be canceled. As a result of the merger of the Mutual Holding Company with and into the Bank, the Public Mid-Tier shares will be converted into and become shares of Common Stock. The Bank has formed Thistle Group Holdings, Co., a Pennsylvania chartered corporation (the "Company"), and, pursuant to a reorganization and merger, the Bank will become the wholly owned subsidiary of the Company.

It is necessary for the MHC to receive a majority of the outstanding votes in favor of the Conversion and Reorganization, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed _______ postage-paid envelope.

YOUR  BOARDS  OF  DIRECTORS   URGE  YOU  TO  VOTE  "FOR"  THE   CONVERSION   AND
REORGANIZATION AND RETURN YOUR PROXY CARD TODAY.

                                       7-2

Q.       What is the reason for the Conversion and Reorganization?
A. The MHC does not have stockholders and has no authority to issue capital stock. As a result of the Conversion and Reorganization, the Company will be structured into the form used by holding companies of commercial banks, many business entities and a growing number of savings institutions. The Conversion and Reorganization will enhance the ability of the Company and the Bank to access capital markets, expand current operations, and diversify into other financial services to the extent allowable by applicable law and regulation.

Q.       What will be the effect of the Conversion and
         Reorganization?
A.       o   The  Conversion  and  Reorganization  will  have no  effect  on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.

         o The officers and employees of Roxborough-Manayunk will continue in their current capacities.

         o The Company will replace the MHC, and the Mid-Tier Holding Company. Roxborough-Manayunk will become the wholly-owned subsidiary of the Company.

         o   The Company  will be a stock  corporation  and will sell its Common
             Stock.

         o The Company's Common Stock will be publicly held and will be traded on the Nasdaq National Market under the symbol " ".

         o The Public Stockholders will exchange their Mid-Tier Holding Company stock for stock of the Company pursuant to an exchange ratio.


                                  About Voting

Q.       Who is eligible to vote on the Conversion?
A. Depositors and certain borrowers as of MONTH, DATE, 1998 (the "Voting Record Date") who continue to be members of the MHC as of the Special Meeting of Members to be held on MONTH DATE, 1998. The Stockholders of Thistle Group Holdings, Inc. as of a Voting Record Date also have the right to vote and will be mailed a separate proxy card.

Q.       Am I required to vote?
A. No. Members are not required to vote. However, because the Conversion and Reorganization will produce a fundamental change in the Bank's corporate structure, the Boards of Directors encourages all members to vote.

Q.       Why did I receive several proxies?
A. If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote and sign all proxy cards that you received.

                                       7-3

Q.       How do I vote?
A. You may vote by mailing your signed proxy card in the _______ postage-paid envelope provided. Should you choose to attend the Special Meeting of Members and decide to change your vote, you may do so by revoking any previously executed proxy.

Q. Does my vote for the Conversion and Reorganization mean that I must buy Common Stock in Thistle Group Holdings, Co.?
A. No. Voting for the Conversion and Reorganization does not obligate you to buy shares of Common Stock of Thistle Group Holdings, Co.

Q. I have a joint savings account. Must both parties sign the proxy card?
A. Only one signature is required, but both parties should sign if possible.

Q.       Who must sign trust or custodian accounts?
A.       The trustee or custodian must sign such accounts, not the beneficiary.

Q.       I am the executor (administrator) for a deceased depositor.
         Can I sign the proxy card?
A. Yes. Please indicate on the card the capacity in which you are signing the card.


                                 About The Stock

Investment in Common Stock  involves  certain  risks.  For a discussion of these
risks  and  other  factors,   investors  are  urged  to  read  the  accompanying
Prospectus.

Q.       What are the priorities of purchasing the Common Stock?
A. The Common Stock of Thistle Group Holdings, Co.. will be offered in the following order of priority to the Bank's:

         o Eligible Account Holders, (depositors with accounts totaling $50 or more as of December 31, 1996).

         o   The Employee Plans, including the ESOP.

         o Supplemental Eligible Account Holders (depositors with accounts totaling $50 or more as of March 31, 1998).

         o Other Members (depositors as of __________ XX, 199X) along with borrowers with loans outstanding as of December 31, 1992 which continue to be outstanding as of __________ XX, 199X) in a Subscription Offering.

         Commencing concurrently with the Subscription Offering, Common Stock that is not sold in the Subscription Offering will be offered to certain members of the general public in a Community Offering and then to the general public in a Syndicated Community Offering.

                                       7-4

Q. Will any account I hold with the Bank be converted into stock?
A. No. All accounts remain as they were prior to the Conversion. As an Eligible Account Holder, Supplemental Eligible Account Holder or Other Member your receive priority over the general public in exercising your right to subscribe for shares of Common Stock.

Q.       Will I receive a discount on the price of the stock?
A. No. Conversion regulations require that the offering price of the stock be the same for everyone: customers, directors, officers and employees of the Bank, and the general public.


Q. How many shares of stock are being offered, and at what price?
A. Excluding Exchange Shares, the Company is offering between ________ and _______ shares of Common Stock a purchase price of $10 per share through the Prospectus. Under certain circumstances, Thistle Group Holdings, Co. may issue up to X,XXX,XXX shares.

Q.       How much stock can I purchase?
A. The minimum purchase is 25 shares; the maximum purchase by any person in the Subscription Offering is $300,000 (30,000 shares); the maximum purchase by any person or entity, including purchases by associates of such person or entity, in the Community Offering and Syndicated Community Offering is $300,000 (30,000 shares); In addition, no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the number of shares of Subscription Shares that when combined with Exchange Shares received by such person would exceed the overall maximum purchase limitation of $904,000 (90,400 shares).

Q.       How do I order stock?
A. You may subscribe for shares of Common Stock by completing and returning the stock order form and certification form, together with your payment either in person to any branch of Roxborough-Manayunk Federal Savings Bank or by mail in the [COLOR] postage-paid envelope marked "STOCK ORDER RETURN" that has been provided. Stock Order Forms may not be delivered to a walk up or drive through window located at any of the bank's branch offices.

Q.       How can I pay for my shares of stock?
A. You can pay for the Common Stock by check, cash, money order or withdrawal from your deposit account at Roxborough-Manayunk Federal Savings Bank. If you choose to pay by cash, you must deliver the stock order form and payment in person to any branch office of Roxborough-Manayunk Federal Savings Bank and it will be converted to a bank check or a money order. PLEASE DO NOT SEND CASH IN THE MAIL.

                                    7-5

Q.       When is the deadline to subscribe for stock?
A. An executed order form and certification form with the required full payment must be physically received by 12:00 Noon, Philadelphia Time, on DAY, MONTH, DATE, 199X.

Q. Can I subscribe for shares using funds in my Roxborough-Manayunk IRA/ Qualified Plan?
A. Federal regulations do not permit the purchase of Common Stock with your existing IRA or Qualified Plan at Roxborough-Manayunk Federal Savings Bank. To use such funds to subscribe for Common Stock, you need to establish a "self-directed" trust account with an outside trustee. Please call our Stock Center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.

Q. Can I subscribe for shares and add someone else who is not on my account to my stock registration?
A. No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other person(s) who are not owners of your qualifying account(s) will result in your order becoming null and void.


Q. Will payments for stock earn interest until the Conversion and Reorganization closes?
A. Yes. Any payments made by cash, check or money order will earn interest at the Bank's passbook rate from the date of receipt to the completion or termination of the Conversion and Reorganization. Withdrawals from a deposit account or a certificate of deposit at the Bank to buy Common Stock may be made without penalty. Depositors who elect to pay for their Common Stock by withdrawal will receive interest at the contract rate on the account until the completion or termination of the Conversion and Reorganization.


Q.       Are dividends currently paid on the stock?
A.       Since  the   completion  of  the  first  full  quarter  after  the  MHC
         Reorganization (March 31, 1993) until adoption of the Plan, the Mid-Tier Holding Company or the Bank has paid a regular quarterly cash dividend. Following the consummation of the Conversion and Reorganization, the Board of Director of the Company will consider whether to pay cash dividends on the Common Stock. No assurances, however, can be given as to whether the dividend payments will continue or, if continued the amount of such dividends. Pending completion of the Conversion and Reorganization the Mid-Tier Holding Company intends to continue paying the regular quarterly cash dividends.

                                       7-6

Q.       Will my stock be covered by deposit insurance?
A. No. The Common Stock cannot be insured or guaranteed by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC or any other government agency nor is it insured or guaranteed by Roxborough-Manayunk Federal Savings Bank, FJF Financial, M.H.C., Thistle Group Holdings, Inc. or Thistle Group Holdings, Co.

Q.       Where will the stock be traded?
A. Upon completion of the Conversion and Reorganization, Thistle Group Holdings, Co. expects the stock to be traded over-the-counter and to be quoted on the Nasdaq National Market under the symbol " ".


Q.       Can I change my mind after I place an order to subscribe for stock?
A.       No. After receipt, your order may not be modified or withdrawn.



                             Additional Information

Q.       What if I have additional questions or require more information?
A. The Proxy Statement and Prospectus describes the Conversion and Reorganization in detail. Please read the Proxy Statement and Prospectus carefully before voting. If you have any questions after reading the enclosed material you may call our Stock Center at (215) 483-4212, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note, the Stock Center will be closed for the ____________ holiday, from 12:00 Noon, DAY, MONTH DATE through 12:00 Noon DAY, MONTH DATE. Additional materials may only be obtained form the Stock Center.


The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency nor is the Common Stock insured or guaranteed by Roxborough-Manayunk Federal Savings Bank or Thistle Group Holdings, Co.. To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date of _______________, ____, 199X at 12:00 noon, Philadelphia Time, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

================================================================================

                                     L O G O

================================================================================






                    Roxborough-Manayunk Federal Savings Bank









                                Please Support Us

                                    Vote Your

                                Proxy Card Today





================================================================================
If you have more than one account, you may have received more than one Proxy Card depending upon the ownership structure of your accounts. Please vote, sign and return all Proxy Cards that you received.
================================================================================










#8

                   [Roxborough-Manayunk Federal Savings Bank]



                                                    ____________________, 1998


Mr. John Smith
00-00 00 Drive
City,  State  00000

Dear Mr. Smith:

We are pleased to announce that the Boards of Directors of Roxborough-Manayunk Federal Savings Bank (the "Bank"), FJF Financial, M.H.C. (the "MHC") and Thistle Group Holdings, Inc.(the "Mid-Tier Holding Company") have adopted a Plan of Conversion and Reorganization (the "Plan of Conversion"). As part of this plan, we have formed Thistle Group Holdings, Co. (the "Company") which will own all of the Mid-Tier Holding Company's stock. We are converting so that the Company will be structured in a form used by most other holding companies of savings institutions and commercial banks and many business entities, and a growing number of savings institutions.

You are cordially invited to join members of our senior management team at an informational meeting to be held on ___________ at 7:30 p.m. to learn more about the conversion and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If  you  would  like  additional   information  regarding  the  meeting  or  our
conversion, please call our Stock Center at (215) 483-4212. The Stock Information Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m.


                                        Sincerely,



                                        SIGNATURE

                                        TITLE















The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

(Printed by Stock Center)

#9

                          [THISTLE GROUP HOLDINGS, CO.]






                                                   ____________________, 1998




Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Common Stock of Thistle Group Holdings, Co.

At this time, we cannot confirm the number of shares of Thistle Group Holdings, Co. Common Stock that will be issued to you. Such allocation will be made in accordance with the Plan of Conversion and Reorganization following completion of the stock offering.

If you have any questions, please call our Stock Center at (215) 483-4212.



                                                Sincerely,

                                                Thistle Group Holdings, Co.
                                                Stock Center















The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Center)


#10

                          [THISTLE GROUP HOLDINGS, CO.]






                                                   ____________________, 199X






Dear Shareholder:

We appreciate your interest in the stock offering of Thistle Group Holdings, Co. Due to the excellent response from our Eligible Account Holders, we are unable to fill all orders in full. Consequently, in accordance with the provisions of the Plan of Conversion and Reorganization, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on Month __, 199X. The Common Stock will trade on the Nasdaq National Market under the symbol " on _____, Month __, 199X. Your stock certificate will be mailed to you shortly.

We thank you for your interest in Thistle Group Holdings, Co., and welcome you as a shareholder.



                                                   Sincerely,



                                                   THISTLE GROUP HOLDINGS, CO.
                                                   Stock Center















The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
Center)


(Printed by Stock Center)


#11

                         [THISTLE GROUP HOLDINGS, CO.]







                                                   ____________________, 199X





Dear Interested Investor:



We recently completed our Subscription and Community Offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in Thistle Group Holdings, Co. and hope you become an owner of our stock in the future. The stock will trade on the Nasdaq National Market under the symbol " ".



                                                Sincerely,


                                                THISTLE GROUP HOLDINGS, CO.
                                                Stock Center












The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Center)


#12

                          [THISTLE GROUP HOLDINGS, CO.]



                                                  ____________________, 199X





Welcome Shareholder:

We are pleased to enclose the stock  certificate  that  represents your share of
ownership   in  Thistle   Group   Holdings,   Co.,   the   holding   company  of
Roxborough-Manayunk Federal Savings Bank.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                 TRANSFER AGENT
                                     Address
                                Telephone Number


Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of Thistle Group Holdings, Co. and the employees of Roxborough-Manayunk Federal Savings Bank, I would like to thank you for supporting our offering.

                                                 Sincerely,



                                                 SIGNATURE
                                                 TITLE








The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Center)


#13

                          [THISTLE GROUP HOLDINGS, CO.]



                                                   ____________________, 199X








Dear Interested Subscriber:

We regret to inform you that Roxborough-Manayunk Federal Savings Bank, FJF Financial, M.H.C., Thistle Group Holdings, Inc. and Thistle Group Holdings, Co., have decided not to accept your order for shares of Thistle Group Holdings, Co. Common Stock in our Community Offering. This action is in accordance with our Plan of Conversion and Reorganization which gives the Bank and the Holding Company, the Mid-Tier Holding Company and the Company the absolute right to reject the subscription of any Community Member, in whole or in part, in the Community Offering.

Enclosed, therefore, is a check representing your subscription and interest earned thereon.


                                                    Sincerely,


                                                    THISTLE GROUP HOLDINGS, CO.
                                                    Stock Center













(Printed by Stock Center)


#14

                  [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]






                                                  ____________________, 1998




To Our Friends:

We are enclosing the offering material for Thistle Group Holdings, Co. in connection with the reorganization of Roxborough-Manayunk Federal Savings Bank, FJF Financial, M.H.C. and Thistle Group Holdings, Inc., into the stock holding company structure.

Sandler O'Neill & Partners, L.P. is managing Thistle Group Holdings, Co. Subscription and Community Offerings, which will conclude at 12:00 noon, Philadelphia Time on , 1998. Sandler O'Neill is also providing conversion agent and proxy solicitation services. In the event that all the stock is not subscribed for in the Subscription and Community Offerings, Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of , are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.

                                                Sincerely,


                                                SANDLER O'NEILL & PARTNERS, L.P.






The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.


(Printed by Sandler O'Neill)


#15